UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2008, AsiaInfo Holdings, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement contained a proposal for the Company’s stockholders to approve the AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan (the “Plan”) at the Annual Meeting.

As of April 4, 2008, the Company has amended the Plan to provide that an option issued under the 2008 Stock Incentive Plan may not be repriced by lowering the option exercise price or by cancellation of an outstanding option with a subsequent replacement or re-grant of an option with a lower exercise price. The amended Plan will be subject to stockholder approval at the Annual Meeting. A copy of the amended Plan is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan, as amended through April 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 4, 2008		/s/ Eileen Chu
	Name:	Eileen Chu
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	AsiaInfo Holdings, Inc. 2008 Stock Incentive Plan, as amended through April 4, 2008.